Exhibit 4.6

AMENDMENT NUMBER ONE TO BUSINESS FINANCING AGREEMENT,
WAIVER OF DEFAULTS AND CONSENT

This AMENDMENT NUMBER ONE TO BUSINESS FINANCING AGREEMENT, WAIVER OF DEFAULTS AND CONSENT (this “Amendment”), dated as of August 29, 2013, is entered into by and among BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), on the one hand, and LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:

A.     Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of March 15, 2013 (the “Agreement”);

B.     Events of Default have occurred and are continuing as listed on Schedule 1 attached hereto (collectively the “Existing Defaults”);

C.     Borrowers have informed Lender that Parent desires to acquire all of the capital stock of Shoom, Inc., whereupon Shoom, Inc. will become a wholly-owned subsidiary of Parent (the “Subject Transaction”);

D.     The Subject Transaction is prohibited by Section 4.13 of the Agreement; and

E.     Borrowers have requested that Lender waive the Existing Defaults and consent to the Subject Transaction, and Lender has agreed with such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.           Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.           Amendments to Sections 1.11, 1.12, and 1.13. Sections 1.11, 1.12, and 1.13 of the Agreement are hereby amended in their entirety as follows:

1.11	Overadvances. Upon any occurrence of an Overadvance, Borrowers shall immediately pay down the Revolving Advances such that, after giving effect to such payments, no Overadvance exists.

1.12

Term Advance. Subject to the terms and conditions hereof, Lender agrees to make a term loan ("Term Advance") to Borrowers on the Term Advance Closing Date, in an amount equal to the Term Advance Commitment. As used herein, “Term Advance Closing Date” means the date when each of the conditions to effectiveness of the First Amendment has been fulfilled to the satisfaction of Lender, and Lender has deposited the proceeds of the Term Advance into Borrowers’ deposit account maintained with Lender.

1.13

Amortization. Borrowers shall pay equal monthly principal reduction payments on the Term Advance, each in the amount of $41,667. Each such principal payment shall be due and payable on the first day of each month commencing on the first day of the sixth month following the Term Advance Closing Date and continuing on the first day of eachsucceeding month; provided that during such six month period during which no principal payments are due, Borrowers shall continue to pay the Finance Charge on the Term Advance in accordance with Section 2.1 of this Agreement On the Term Advance Maturity Date, Borrowers shall pay the entire remaining outstanding principal balance of the Term Advance in full. Borrowers may prepay the Term Advance at any time, in whole or in part, without penalty or premium, except as otherwise provided in Section 2.2(a). All principal amounts so repaid or prepaid may not be reborrowed. All prepayments shall be applied toward scheduled principal reductions payments owing under this Section 1.13 in inverse order of maturity.

3.           Amendment to Section 4.12. Section 4.12 of the Agreement is hereby amended in its entirety as follows:

4.12	Maintain Borrowers’ combined financial condition as follows in accordance with GAAP, with compliance determined commencing with Borrowers’ financial statements for the period ended February 28, 2013:

(a)

Asset Coverage Ratio not at any time less than (i) 1.0 to 1.0, tested as at the end of each month, commencing with the month ended July 31, 2013, and (ii) 1.4 to 1.0, tested as at the end of each month, commencing with the month ending September 30, 2013.

(b)

Combined revenues and Net Income not to deviate by more than 20% or $100,000 from the projections of combined revenues and Net Income approved by Borrowers’ boards of directors with respect to the rolling three month period ended on the date of determination, tested as at June 30, 2013, September 30, 2013, and the end of each month thereafter, commencing with the month ending October 31, 2013.

4.           Amendments to Section 12.1.

(a)           The following definitions set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Credit Limit” means $6,000,000, which is intended to be the maximum amount of Revolving Advances at any time outstanding.

“Term Advance Maturity Date” means August 27, 2016 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

(b)           The following new definition is hereby added to Section 12.1 of the Agreement in alphabetical order:

“First Amendment” means that certain Amendment Number One to Business Financing Agreement, Waiver of Defaults, and Consent, dated as of August 29, 2013, among Borrowers and Lender, amending this Agreement.

(c)           The following definitions set forth in Section 12.1 of the Agreement are hereby deleted: “Debt Service Coverage Ratio,” “EBITDA,” “Enhanced Covenant Period,” and “Term Advance Reserve”.

5.           Replacement Exhibit A. Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached to this Amendment.

6.           Waiver of Existing Defaults. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Defaults. This waiver of the Existing Defaults shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

7.           Consent to Subject Transaction. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby consents to the Subject Transaction; provided that Borrowers provide to Lender, as soon as practicable but in no event later than September 30, 2013, evidence satisfactory to Lender that all deposit accounts of Shoom, Inc. (other than deposit accounts maintained at Lender) have been closed, and all funds on deposit therein have been transferred to deposit accounts maintained at Lender. In the event that Borrower’s fail to fulfill the condition set forth in the proviso to the prior sentence to the satisfaction of Lender on or before the due date indicated, such failure shall constitute an Event of Default. This consent to the Subject Transaction shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further consent or waiver in any similar or other circumstances.

8.           Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment, and the waiver of the Existing Defaults set forth in Section 6 above, and the consent to the Subject Transaction set forth in Section 7 above, are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)     Lender shall have received (i) this Amendment, duly executed by Borrowers, (ii) the Acknowledgment and Agreement of Guarantors attached hereto, duly executed by each Guarantor, and (iii) the Acknowledgment and Agreement of Creditors attached hereto, duly executed by each Creditor;

(b)     Lender shall have received a warrant by Parent in favor of Lender to purchase a number of common shares equal to $135,000 divided by the lower of the 10 day average closing share price prior to the date of this Amendment, or the price per share on the day prior to the date of this Amendment, which will have a six (6) month lock-up period from the effective date of the registration statement for the first secondary public offering by the Parent following the Closing Date (the "Lock-Up Period"), and will be exercisable until the later of (1) seven (7) years from the issue date and (2) six (6) months after the expiration of the Lock-Up Period. The exercise price for such warrant shall be the lower of the 10 day average closing share price prior to the date of this Amendment, or the price per share on the day prior to the date of this Amendment;

(c)     Lender shall have received (i) a pro-rated Facility Fee in the amount of $1,458.33 for the increase in the Credit Limit, (ii) a pro-rated facility fee in the amount of $1,093.75 for the Term Advance, (iii) a waiver fee in the amount of $2,000, and (iv) an amendment fee in the amount of $2,000; which fees shall be fully-earned and non-refundable;

(d)     After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

(e)     After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

9.           Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)     After giving effect to this Amendment, no Event of Default or Default is continuing;

(b)     After giving effect to this Amendment, all of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)     This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

10.         Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.         Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

12.         No Other Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default (other than the Existing Defaults), whether or not known to Lender and whether or not existing on the date of this Amendment.

13.         Release.

(a)     Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower, such Guarantor, or such Creditor, has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)     Each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower, each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, and each Creditor signing the Acknowledgment and Agreement of Creditors set forth below, acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

14.         Reaffirmation of the Agreement. The Agreement as amended hereby and the Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

LILIEN SYSTEMS, a California corporation By: /s/ Nadir Ali Name: Nadir Ali Title: Chairman

SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation By: /s/ Wendy Loundermon Name: Wendy Loundermon Title: President and Chief Financial Officer

BRIDGE BANK, NATIONAL ASSOCIATION By: /s/ Lee A. Shodiss Name: Lee A. Shodiss Title: Senior Vice President / Group Manager

Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, as guarantors of the obligations of LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), pursuant to the separate Guaranty of each of the undersigned (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 13 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under her or her Guaranty.

SYSOREX FEDERAL, INC., a Delaware corporation By: /s/ Nadir Ali Name: Nadir Ali Title: President

SYSOREX GLOBAL HOLDINGS CORP., a Nevada corporation By: /s/ Nadir Ali Name: Nadir Ali Title: President

Acknowledgement and Agreement of Guarantors

Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent

ACKNOWLEDGMENT AND AGREEMENT OF CREDITORS

The undersigned, as creditors of LILIEN SYSTEMS, a California corporation (“Lilien”), and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), subordinated to the obligations of Borrowers owing to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), pursuant to the separate Subordination Agreement of each of the undersigned (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 13 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under her or her Subordination Agreement.

SYSOREX CONSULTING, INC., a California corporation By: /s/ A. Salam Qureishi Name: A. Salam Qureishi Title: Chairman

/s/ Abdus Salam Qureishi
Abdus Salam Qureishi, trustee of QUREISHI 1998 FAMILY TRUST

/s/ BRET R. OSBORN
BRET R. OSBORN

/s/ DHRUV GULATI
DHRUV GULATI

/s/ GEOFFREY I. LILIEN
GEOFFREY I. LILIEN

Acknowledgement and Agreement of Creditors

Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent

SCHEDULE 1
TO
AMENDMENT NUMBER ONE TO BUSINESS FINANCING AGREEMENT,
WAIVER OF DEFAULTS AND CONSENT

EXISTING DEFAULTS

Section of Agreement	Required Performance	Actual Performance
Section 4.12(a) – Asset Coverage Ratio	not at any time less than 1.4 to 1.0, tested as at the end of each month.	1.23 to 1.0 as at April 30, 2013
Section 4.12(b) – Performance to Plan

Combined revenues and Net Income not to deviate by more than 20% or $100,000 from the projections of combined revenues and Net Income approved by Borrowers’ boards of directors with respect to the rolling three month period ended on the date of determination, tested as at the end of each month

Default as at June 30, 2013 for the rolling three month period ended on that date

 Schedule 1
1

Exhibit A to Amendment Number One to Business Financing Agreement<
Waiver of Defaults and Consent

Form of Compliance Certificate

Exhibit A

1